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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 26, 2001



Commission File Number: 333-54003-06           Commission File Number: 000-25206

         LIN Holdings Corp.                       LIN Television Corporation
(Exact name of registrant as                     (Exact name of registrant as
specified in its charter)                         specified in its charter)

         Delaware                                        Delaware
(State or other jurisdiction of               (State or other jurisdiction of
incorporation or organization)                incorporation or organization)

         75-2733097                                     13-3581627
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)


           1 Richmond Square, Suite 230e, Providence, Rhode Island 02906
           (Address of principal executive offices)             (Zip Code)

                               (401) 454-2880
             (Registrant's telephone number, including area code)
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Item 9.  Regulation FD Disclosure.

         The Registrants are filing this Form 8-K Regulation FD Disclosure statement to provide investors with revised guidance for the first quarter ending March 31, 2001, and for future periods. Based on prevailing weakness, particularly in the national advertising category, the Registrants currently estimate that their pro forma net revenue for the first quarter ending March 31, 2001, and second quarter ending June 30, 2001, will decline between 7% and 10% compared to the same period last year. During January and February 2001, the Registrants' gross advertising times sales declined just over 8% on a consolidated basis. The Registrants anticipate that their pro forma broadcast cash flow will decline between 20% and 25% for the first quarter ending March 31, 2001. The Registrants anticipate that expense reductions will partially mitigate the decline in sales, with an estimated decline in second quarter pro forma broadcast cash flow in the range of 15%-20% compared to the same period last year.

         The Registrants expect capital expenditures to be in the range of $30 million for 2001. Based on this forecast, the Registrants expect to continue to meet their debt service obligations. The Registrants intend to engage in discussions with their senior lenders to adjust certain covenant levels in order to reflect the weaker business environment.

         The Registrants current expectations are for broadcast advertising to firm in the second half of the year, which would result in low single digit changes in broadcast cash flow for each of the third and fourth quarters. For the full year, the Registrants anticipate that broadcast cash flow will decline between 8% to 13%.

         The statements contained in this Form 8-K relating to pro forma net revenue, sales, savings based on expense reductions, capital expenditures, and broadcast advertising are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected by the Registrants. Risks and uncertainties that could cause actual results to differ materially from these forward-looking statements include the levels of broadcast advertising, the success of the Registrants' expense reductions and the negotiations with the Registrants' senior lenders. Additional factors that could cause actual results to differ materially are discussed from time to time in reports filed by the Registrants with the Securities and Exchange Commission. The forward-looking statements contained in this report are made as of the date hereof and the Registrants do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

         The information included in this Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


LIN Holdings Corp.                      LIN Television Corporation
    (Registrant)                            (Registrant)


Dated:  March 26, 2001                  By:/s/ Peter E. Maloney
                                           --------------------------
                                           Peter E. Maloney
                                           Vice President of Finance
                                           (Principal Financing and Accounting
                                           officer)